UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2010 (March 9, 2010)

Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

7 Custom House Street, Portland, ME	04101
(Address of Principal Executive Offices)	(Zip Code)

207-619-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Warrant Agreement

On July 9, 2009, Magellan Petroleum Corporation (the “Company”) and Young Energy Prize S.A., a Luxembourg corporation (“YEP”) completed the sale of 8,695,652 shares of the Company’s Common Stock (the “YEP Shares”) to YEP pursuant to a Securities Purchase Agreement dated February 9, 2009 between the Company and YEP. The Company also delivered to YEP a Warrant Agreement, dated July 9, 2009 with respect to 4,347,826 additional shares of Common Stock issuable by the Company to YEP at an exercise price of $1.15 per share (the “Warrant Shares”).

The Warrant has a term of five years and contains customary anti-dilution provisions and other adjustments that may have the effect of reducing the Warrant exercise price and/or increasing the number of Warrant Shares. In addition, the Warrant contained a “minimum price” adjustment provision that would be triggered if, at any time during the five-year term of the Warrant, the Company sells or otherwise issues additional shares of its Common Stock (or options, warrants or other convertible securities related to its Common Stock) for a consideration per share of less than $1.15, then the Company must reduce the Warrant exercise price and/or increase the number of Warrant Shares; provided, however, that certain issuances of stock, options or convertible securities by the Company are deemed “excluded issuances” which will not trigger the adjustments. The Warrant also contains a “net issuance exercise” provision, which permits YEP to exercise its Warrant and acquire some or all of the Warrant Shares, and pay the related warrant exercise price to the Company by delivering a “net issue election notice” by which the Company would deduct from the Warrant Shares delivered to YEP, that number of Warrant Shares having a market value equal to the aggregate exercise price owed to the Company.

Certain of the adjustment provisions contained in the Warrant Agreement required, under U.S. GAAP, that the YEP Warrants be carried at fair value each quarter. Specifically, the Company recorded non-cash charges of approximately $1.4 million and $986,000 related to the increase in the value of the YEP Warrants for the Company’s first and second fiscal quarters ended September 30, 2009 and December 31, 2009.

Accordingly, on March 11, 2010, YEP and the Company agreed to amend the Warrant Agreement to remove certain anti-dilution provisions and terminate the adverse accounting effects thereof. As a result, the Company is no longer required to carry the Warrant at fair value and it will not be revalued subsequent to March 11, 2010.

The original July 9, 2009 Warrant Agreement was previously attached as Exhibit 10.1 to the Company’s current report on Form 8-K, filed on July 14, 2009. The above summary is qualified in its entirety by reference to the full text of the Amended and Restated Warrant Agreement, a copy of which the Company intends to file as an exhibit to its quarterly report on Form 10-Q for the quarter ending March 31, 2010.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 12, 2010, the Company announced that on March 10, 2010 the Company’s Board of Directors unanimously elected J. Robinson West to fill a newly-created vacancy on the Company’s Board of Directors, effective March 10, 2010.

Mr. West, age 63, is the Chairman, Founder and Chief Executive Officer of PFC Energy, Inc., a Washington, D.C. based consulting firm serving oil and gas companies and governments with 14 offices around the world (“PFC Energy”). Before founding PFC Energy in 1984, Mr. West served in the Reagan Administration as Assistant Secretary of the Interior for Policy, Budget and Administration (1981-83), with responsibility for U.S. offshore oil policy. Between 1977 and 1980, he was a First Vice President of Blyth, Eastman, Dillon & Co., Inc., an investment banking firm and was also a member of the firm’s operating committee. Prior to that, he served in the Ford Administration as the Deputy Assistant Secretary of Defense for International Economic Affairs (1976-77) and on the White House Staff (1974-76). In 1976, he received the Secretary of Defense Medal for Outstanding Civilian Service. Mr. West is currently a member of the National Petroleum Council and the Council on Foreign Relations, as well as President of the Wyeth Endowment for American Art.

Mr. West currently serves as a director of two other public companies: Cheniere Energy, Inc., an operator of onshore LNG receiving terminals and natural gas pipelines based in Houston, TX, and Key Energy Services, Inc., a rig-based well service company also based in Houston, TX. Mr. West received his B.A. degree from the University of North Carolina at Chapel Hill and his J.D. from Temple University.

At this time, the Company has no current expectation to appoint Mr. West to any of the standing committees of the Company’s Board of Directors. As a non-employee director of the Board, Mr. West will be entitled to receipt of the same cash and equity compensation paid by the Company to each of its non-employee directors.

In addition, Mr. West has entered into an indemnification agreement dated March 10, 2010 with the Company in the same form as provided to the Company’s other directors, as required by the Company’s Restated Certificate of Incorporation. See Exhibit 10.1 to the Company’s current report on Form 8-K filed on June 2, 2009, which form of agreement is filed herewith as Exhibit 10.1 by reference from Item 9.01 below.

The Company confirms, as required by regulations under the Securities Exchange Act of 1934, that (1) there is no family relationship between Mr. West and any director or executive officer of the Company, (2) there was no arrangement or understanding between Mr. West and any other person pursuant to which he was elected as a director, and (3) other than the Company’s consulting arrangements with PFC Energy described below, there are no transactions between Mr. West and the Company that would require disclosure under Item 404(a) of Regulation S-K.

During the current fiscal year commencing on July 1, 2009, the Company has, to date, engaged PFC Energy in an approximate amount of $150,000 for various consulting services rendered to the Company with respect to its strategic plans for new oil and gas projects. Because of his positions as the Chairman, Founder and CEO of PFC Energy and his controlling ownership interest in PFC Energy, Mr. West has an indirect material interest in the revenues received by PFC Energy from the Company. The Company may continue to engage PFC Energy for additional consulting projects in the future from time to time, and will pay fees for such services to PFC Energy, and thus indirectly to Mr. West.

A copy of the Press Release dated March 12, 2010 is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 10, 2010, the Company’s Board of Directors adopted an amendment to Article III, Section 1 of the Company’s Amended and Restated Bylaws, to provide that the Company’s Board of Directors shall henceforth be comprised of eight (8) directorships, increased from the current seven (7) directorships. No other amendments to the Company’s Amended and Restated Bylaws were made.

A copy of the Company’s Amended and Restated Bylaws, as amended and restated as of March 10, 2010, is filed herewith as Exhibit 3.1 and is hereby incorporated herein by reference.

Item 8.01	Other Events

Purchase of Interest from Hunter Energy, LLC

On March 9, 2010, the Company entered into a purchase and sale agreement with Hunter Energy, LLC (“Hunter Energy”), under which the Company purchased from Hunter Energy its 25.05% average working interests (the “Interest”) in the East Poplar Unit and the Northwest Poplar oil and gas fields located in Roosevelt County, Montana (the “Poplar Oil and Gas Field”). The purchase price paid by the Company was $3.85 million in cash.

As previously disclosed, on October 15, 2009, the Company acquired an approximate 83.5% controlling member interest in Nautilus Poplar, LLC, based in Denver, Colorado “Nautilus”), which holds a 68.75% undivided working interest in the East Poplar unit and varied interests ranging from 60-75% in the Northwest Poplar oil field. Nautilus also serves as the operator of the Poplar Oil and Gas Field.

With the completion of the Company’s purchase of the Hunter Energy Interest, the Company, itself and through its subsidiaries, now controls a 93.80% average working interest in the Poplar Oil and Gas Field.

Company Press Release

On March 11, 2010, the Company issued a press release announcing the acquisition of the Hunter Energy Interest and other matters. A copy of the Company’s March 11, 2010 press release is filed herewith as Exhibit 99.2 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	Company’s Amended and Restated Bylaws, as of March 10, 2010.

10.1	Form of Indemnification Agreement between the Company and each of its directors, incorporated by reference from Exhibit 10.1 to the Company’s current report on Form 8-K filed on June 2, 2009.

99.1	Press Release dated March 12, 2010.

99.2	Press Release dated March 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/S/ WILLIAM H. HASTINGS
Name:	William H. Hastings
Title:	President and Chief Executive Officer

Dated: March 15, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.1	Company’s Amended and Restated Bylaws, as of March 10, 2010.

10.1	Form of Indemnification Agreement between the Company and each of its directors, incorporated by reference from Exhibit 10.1 to the Company’s current report on Form 8-K filed on June 2, 2009.

99.1	Press Release dated March 12, 2010.

99.2	Press Release dated March 11, 2010.